Exhibit 99.1

February 21, 2014

To the Board of Directors
Zoom Technologies, Inc.
Sanlitun SOHO, Building A, 11th Floor
No. 8 Workers Stadium North Road
Chaoyang District, Beijing, China 100027

I hereby resign, effective immediately, from my position as member of the Board of Directors (the "Board") of Zoom Technologies, Inc. (the "Company") and any committee of the Board.

Please note that I have resigned for personal reasons, and my resignation is not as a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Sincerely yours,

_/s/ Cheng Wang
Cheng Wang